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                                                                    EXHIBIT 99.1

                                                             Enrollment Form for
                                                              PUGET ENERGY, INC.
                                                                    Common Stock
                                   Stock Purchase and Dividend Reinvestment Plan
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           This form when completed and signed, should be mailed in the courtesy envelope provided to: Mellon Investor Services LLC, Investment Plan Services,
                                 P.O. Box 3339, South Hackensack N.J. 07606-1939

   Is this account for an existing shareholder?  YES [ ]    NO [ ]
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1. Account Registration Complete only one section.  Print clearly in CAPITAL
   LETTERS.
   [ ] INDIVIDUAL OR JOINT ACCOUNT

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   Owner's name                            Owner's date of birth
       -      -
   ------   ----   --------                ------ / ------ / ------
   Owner's Social Security number
   (used for tax reporting)

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   Joint Owner's name
                                           The account will be registered
                                           "Joint Tenants with Rights of
                                           Survivorship" unless you check
          -      -                         a box below:
   ------   ----   --------                [ ] Tenants in common
   Joint Owner's Social Security number    [ ] Tenants by entirety
   (used for tax reporting)                [ ] Community property
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[ ]GIFT TRANSFER TO A MINOR (UGMA/UTMA)

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   Custodian's name

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   Minor's name                            Minor's date of birth        Donor's
                                           Month    Day      Year       State
          -      -
   ------   ----   --------                ------ / ------ / ------     -------
   Minor's Social Security number
   (required)
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[ ]TRUST  (Please check only one of the trustee types)
   [ ] Person as trustee    [ ] Organization as trustee

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   Trustee: Individual or organization name

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   and Co-trustee's name, if applicable

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   Name of trust

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   For the benefit of                    Date of trust                Donor's
                                         Month    Day      Year       State
        -
   ----   --------------                 ------ / ------ / ------     -------
   Trust taxpayer identification number
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[ ]ORGANIZATION OR BUSINESS ENTITY
   Check one:    [ ] Corporation    [ ] Partnership    [ ] Other

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   Name of entity
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        -
   ----   --------------
   Taxpayer identification number
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2. Address

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   Mailing address (including apartment or box number)
                                                                         -
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   City                                             State       Zip

   Home phone                              Work phone
  (      )        -                       (      )        -
   ------  ------   --------               ------  ------   --------


   For mailing address outside the U.S.:

   ------------------------------------  --------------------------  -----------
   Country of residence                  Province                    Routing or
                                                                     postal code
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3. Cash Purchase (Make checks payable to The Chase Manhattan Bank)

   [ ] As a CURRENT registered shareholder I wish to make an additional investment. Enclosed is my check or money order for $ ______________. (Minimum $50 with the Maximum not to exceed $100,000 per year.)

   [ ] As a NEW Investor I wish to enroll in the Program by making an initial investment. Enclosed is my check or money order for $_______________. (Initial investment must be at least $250 not to exceed $100,000 per year) AS A NEW INVESTOR YOU MUST COMPLETE SECTIONS 1, 2, & 8.
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4. Bank Authorization Agreement

   [ ] DIRECT DEPOSIT OF DIVIDENDS
   I hereby authorize to have my dividends deposited automatically in my bank account. (Please complete Section 5.) If this option is not selected, your dividend check will be automatically mailed to your address.
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5. Bank Account Information
   (complete only if the feature in Section 4 is selected)

   This information will be used for     [ ] Direct Deposit of Dividends (Sec.4)

   [ ] Checking account    [ ] Savings account

   ------------------------------------  ---------------------------------------
   Bank or credit union's ABA            Bank or credit union account number
   transit routing number (available
   from the bank or credit union)

         +----------------------------------------------------------+
         |                Tape your voided check here               |
         |                                                          |
         |  Bank and credit union routing information.              |
         |                                                          |
         |  For deposits to your checking account, please tape a    |
         |  voided check so the Administrator may obtain bank or    |
         |  credit union account information.                       |
         |                                                          |
         |  For deposits to a savings account, please tape a        |
         |  preprinted deposit slip. (Do not staple the slips.)     |
         +----------------------------------------------------------+
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6. Dividend Reinvestment

   You may choose to reinvest all or part of the dividends paid on Puget Energy, Inc. Common Stock. If neither box is selected, The Mellon Bank N.A. will automatically remit any dividends to you in cash, unless you have made a previous request to reinvest.

   [ ] Reinvest the dividends on ALL shares.

   [ ] I would like a portion of my dividends reinvested. Please pay cash dividends on _________ shares and reinvest the balance of my account.
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7. Safekeeping

   Common stock certificates deposited for safekeeping in your account must be in the same registration as your Program account.

   [ ] Please accept the enclosed certificate (s) for deposit to my account.
       Enclosed are ______________ share certificates.
                    insert number

                    certificate number      number of shares
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                                               T O T A L
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8. Account Authorization Signature (required)

   [ ] REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (Substitute Form W-9)

       I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that (1) the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and (cross out the following if not true) (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

   [ ] CERTIFICATE OF FOREIGN STATUS (Substitute Form W-8)

       I am an exempt foreign citizen. I certify, under penalties of perjury, that for dividends, I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person. I have entered in Section 2 of this enrollment form the country where I reside permanently for income-tax purposes.

   [ ] FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM BACKUP WITHHOLDING

       I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

   MY/OUR SIGNATURES (S) BELOW INDICATES I/WE HAVE READ THE PROGRAM BROCHURE AND AGREE TO THE TERMS THEREIN AND HEREIN.

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   Signature of Owner                                   Date (month, day, year)

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   Signature of Joint Owner

    If you need assistance, please call the Administrator at 1-800-997-8438